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                                                                     EXHIBIT 3.1


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           LAMAR ADVERTISING COMPANY


         The undersigned, Kevin P. Reilly, Jr. and Charles W. Lamar, III, do hereby certify:

         A. They are the duly elected President and Secretary, respectively, of Lamar Advertising Company, a Delaware corporation (the "Corporation").

         B. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State on October 23, 1989, and the name under which the Corporation was originally incorporated is Lamar Advertising Company.

         C. The Certificate of Incorporation, as previously amended, is further amended and restated to read in full as follows:

         FIRST.  The name of the Corporation is Lamar Advertising Company.

         SECOND. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is seventy-six million ten thousand (76,010,000) shares, and shall consist of:

                 (1) Fifty million (50,000,000) shares of Class A Common Stock, $0.001 par value per share;

                 (2) Twenty-five million (25,000,000) shares of Class B Common Stock, $0.001 par value per share;

                 (3) Ten thousand (10,000) shares of Class A Preferred Stock, $638.00 par value per share; and

                 (4) One million (1,000,000) shares of undesignated Preferred Stock, $0.001 par value per share.

         The Class A Common Stock and the Class B Common Stock are hereinafter collectively referred to as "Common Stock."
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         4.1     Common Stock

         The powers, preferences, rights, qualifications, limitations and restrictions relating to the Common Stock are as follows:

                 4.1.1.   Rank

                 The Common Stock is junior to the Class A Preferred Stock and is subject to all the powers, preferences, rights and priorities of Preferred Stock designated herein or in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of Section 4.3 of this Article FOURTH (the "Designated Preferred Stock").

                 4.1.2.   Voting

                 Holders of Class A Common Stock are entitled to one (1) vote for each share of such stock held, and holders of Class B Common Stock are entitled to ten (10) votes for each share of such stock held, with respect to all matters properly submitted for the vote of holders of Common Stock. Except as otherwise provided by law, the holders of Common Stock will vote together as a single class on all matters properly submitted for their vote, including without limitation any amendment to this Amended and Restated Certificate of Incorporation which would increase or decrease the number of authorized shares of Class A Common Stock or Class B Common Stock.

                 4.1.3.   Dividends and Other Distributions

                 (a) Except as provided herein, each share of Common Stock issued and outstanding shall be identical in all respects, and no dividend shall be paid on any share of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those special voting rights expressly granted herein to the holders of the Class B Common Stock and subject to the powers, rights, privileges, preferences and priorities of the Class A Preferred Stock and any Designated Preferred Stock, the holders of Common Stock shall have exclusively all other rights of stockholders, including without limitation (i) the right to receive dividends, when, as and if declared by the Board of Directors out of funds legally available therefor, and (ii) in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to receive ratably all of the assets and funds of the Corporation remaining after the payment to the creditors of the Corporation.

                 (b) Dividends and distributions payable in shares of Class A Common Stock may not be made on or to shares of Class B Common Stock and dividends and distributions payable in shares of Class B Common Stock may not be made on or to shares of any class of the Corporation's capital stock other than the Class B Common Stock. If a dividend or distribution payable in shares of Class A Common Stock shall be made on the shares of Class A Common Stock, a dividend or distribution payable in shares of Class B Common Stock shall be made simultaneously on the shares of Class B Common Stock, and the number of shares of Class B Common Stock payable on each share of Class B Common Stock pursuant to such





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dividend or distribution shall be equal to the number of shares of Class A
Common Stock payable on each share of Class A Common Stock pursuant to such dividend or distribution. If a dividend or distribution payable in shares of Class B Common Stock shall be made on the shares of Class B Common Stock, a dividend or distribution payable in shares of Class A Common Stock shall be made simultaneously on the shares of Class A Common Stock, and the number of shares of Class A Common stock pursuant to such dividend or distribution shall be equal to the number of shares of Class B Common Stock payable on each share of Class B Common Stock pursuant to such dividend or distribution.

                 (c) If the Corporation shall in any manner subdivide (by stock split, reclassification, stock dividend, recapitalization, or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of Class A Common Stock or Class B Common Stock, then the outstanding shares of each other class of Common Stock shall be subdivided or combined, as the case may be, to the same extent, on an equal share basis.

                 4.1.4.   Conversion of Class B Common Stock

                 (a) In the event that the number of outstanding shares of Class B Common Stock falls below ten percent (10%) of the total number of shares of Common Stock outstanding, each share of Class B Common Stock shall at that time be converted automatically to one (1) fully paid and non-assessable share of Class A Common Stock.

                 (b) Upon the sale or other transfer by a holder of Class B Common Stock to a person or entity other than a Permitted Transferee (as such term is defined below), such shares of Class B Common Stock shall be converted automatically into an equal number of shares of Class A Common Stock. Promptly upon such sale or other transfer, the holder of Class B Common Stock shall surrender the certificate or certificates therefor, duly endorsed in blank or accompanied by proper instruments of transfer, at the office of the Corporation or of any transfer agent for the Class A Common Stock, and shall give written notice to the Corporation at such office: (i) stating that the shares are being converted pursuant to this paragraph, (ii) identifying the number of shares of Class B Common Stock being converted and (iii) setting forth the name or names (with addresses) and denominations in which the certificate or certificates for Class A Common Stock shall be issued and shall include instructions for delivery thereof. Delivery of such notice together with the certificates representing the Class B Common Stock shall obligate the Corporation or its transfer agent to issue and deliver at such stated address to such stated transferee a certificates or certificates for the number of shares of Class A Common Stock to which such transferee is entitled, registered in the name of such transferee. In the event of a sale or other transfer of less than all of the Class B Common Stock evidenced by a certificate surrendered to the Corporation in accordance with the above procedures, subject to paragraph (a) above, the Corporation shall execute and deliver to the transferor, without charge, a new certificate evidencing the number of shares of Class B Common Stock not sold or otherwise transferred.

         For the purpose of paragraph (b) above, a "Permitted Transferee" is defined as :

                 (i) (A) any Controlling Stockholder (which shall mean the Reilly Family Limited Partnership or any successor entity thereto, Kevin P. Reilly, Sr., Kevin P. Reilly, Jr.,





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Wendell S. Reilly, Sean E. Reilly, and Anna R. Cullinan; (B) the estate of a
Controlling Stockholder; (C) the spouse or former spouse of a Controlling Stockholder; (D) any lineal descendent of a Controlling Stockholder, any spouse of such lineal descendent, a Controlling Stockholder's grandparent, parent, brother or sister or a Controlling Stockholder's spouse's brother or sister;
(E) any guardian or custodian (including a custodian for purposes of the Uniform Gift to Minors Act or Uniform Transfers to Minors Act) for, or any conservator or other legal representative of, one or more Permitted Transferees; or (F) any trust or savings or retirement account, including an individual retirement account for purposes of federal income tax laws, whether or not involving a trust, principally for the benefit of one or more Permitted Transferees, including any trust in respect of which a Permitted Transferee has any general or special testamentary power of appointment which is limited to any other Permitted Transferee;

                 (ii)     the Corporation;

                 (iii) any employee benefit plan or trust thereunder sponsored by the Corporation or any of its subsidiaries;

                 (iv) any trust principally for the benefit of one or more of the individuals, persons, firms or entities ("Persons") referred to in (i) through (iii) above;

                 (v) any corporation, partnership, or other entity if all of the beneficial ownership is held solely by one or more of the Persons referred to in (i) through (iv) above;

                 (vi) any voting trust for the benefit of one or more of the Persons referred to in (i) through (v) above; and

                 (vii) any broker or dealer in securities, clearing house, bank, trust company, savings and loan association or other financial institution which holds the Class B Common Stock as nominee for the benefit of a Permitted Transferee thereof.

                 (c) Notwithstanding anything to the contrary set forth herein, any holder of Class B Common Stock may pledge his shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee without causing an automatic conversion of such shares into Class A Common Stock, provided, however, that such shares may not be transferred to or registered in the name of the pledgee unless such pledgee is a Permitted Transferee. In the event of foreclosure or other similar action by a pledgee who is not a Permitted Transferee, such pledged shares of Class B Common Stock shall be converted automatically, without any act or deed on the part of the Corporation or any other person, into shares of Class A Common Stock as provided above.

                 (d) Each share of Class B Common Stock shall be convertible, at the option of its holder, into one fully paid and non-assessable share of Class A Common Stock at any time. In the event of such voluntary conversion, the procedures set forth in paragraph (b) above shall be followed.

                 (e) The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued Class A Common Stock, for the purpose of





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effecting the conversions provided for herein, a sufficient number of shares of
Class A Common Stock to effect the conversion of all outstanding Class B Common Stock. All of the Class A Common Stock so issuable shall, when issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to the issue. The Corporation will take such action as may be necessary to ensure that all such Class A Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any stock exchange or market on which any shares of the Class A Common Stock are listed or quoted.

                 (f) In any merger, consolidation or business combination, the consideration to be received per share by the holders of Class A Common Stock and Class B Common Stock must be identical for each class of stock, except that in any such transaction in which shares of Common Stock are to be distributed, such shares may differ as to voting rights to the extent that voting rights differ among Class A Common Stock and Class B Common Stock as provided herein.

                 4.1.5.   Preemptive Rights

                 No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

         4.2     Class A Preferred Stock

         The powers, preferences, rights, qualifications, limitations and restrictions relating to the Class A Preferred Stock are as follows:

                 4.2.1.   Rank

                 The Class A Preferred Stock, with respect to dividends and upon liquidation, ranks senior to the Common Stock and is subject to all the powers, preferences, rights and priorities of any Designated Preferred Stock.

                 4.2.2.   Dividends

                 Holders of Class A Preferred Stock, in priority to the Common Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, dividends at the rate of fifteen and 95/100 dollars ($15.95) per share per quarter, payable to the stockholders of record at the close of business on such date before the payment thereof as is fixed by the Board of Directors on declaring any such dividend. Dividends shall be cumulative and the holders of Class A Preferred Stock shall have no right to such dividend even though the Corporation has funds available for the payment therefor, unless payment has been declared by the Board of Directors. Dividends on the Class A Preferred Stock shall be paid or declared and set apart for payment before dividends are declared and paid on the Common Stock.





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                 4.2.3.   Dissolution or Liquidation

                 In the case of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Class A Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, the sum of the par value of the Class A Preferred Stock plus a further amount equal to any dividend thereon accrued and unpaid to the date of such distribution before any payment shall be made or any assets distributed to the Common Stock. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, if the assets distributed among the holders of the Class A Preferred Stock are insufficient to permit the payment to such holders of the full preferential amounts to which they are entitled, the entire assets of the Corporation to be distributed shall be distributed among the holders of the Class A Preferred Stock. After payment to the holders of the Class A Preferred Stock of the full preferential amounts to which they are entitled, the holders of the Common Stock shall be entitled to receive ratably all the remaining
assets.   A merger or consolidation of the Corporation with or into any other corporation or entity, shall not be deemed to be a dissolution or liquidation within the meaning of this provision.

                 4.2.4.   Voting

                 Except as otherwise provided by law, the holders of the Class A Preferred Stock shall not be entitled to vote.

                 4.2.5.   Preemptive Rights

                 No holder of shares of Class A Preferred Stock shall be entitled to preemptive or subscription rights.

         4.3.    Designated Preferred Stock

         The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide by resolution for the issuance of the shares of undesignated Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and qualifications, limitations or restrictions thereof.

         The authority of the Board with respect to each series, which shall be Designated Preferred Stock, shall include, but shall not be limited to, determination of the following:

                 (a) The number of shares constituting that series and the distinctive designation of that series;

                 (b) The dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series;





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                 (c)      Whether that series shall have voting rights, in
addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                 (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                 (e) Whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                 (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and if so, the terms and amount of such sinking fund;

                 (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                 (h) Any other relative rights, preferences and limitations of that series.

         FIFTH.    The Corporation is to have perpetual existence.

         SIXTH.    Election of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

         SEVENTH. The Board of Directors of the Corporation is expressly authorized to exercise all powers granted to it by law except insofar as such powers are limited or denied herein or by the by-laws of the Corporation. In furtherance of such powers, the Board of Directors shall have the right to adopt, amend or repeal the by-laws of the Corporation.

         EIGHTH.   No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize a further limitation or elimination of the liability of directors or officers, then the liability of a director or officer of the Corporation shall, in addition to the limitation on personal liability provided herein, be limited or eliminated to the fullest extent permitted by the Delaware General Corporation Law, as from time to time amended. No amendment to or repeal of this Article Ninth shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.





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         NINTH.  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         D.      1.       Each share of Class A common stock, no par value, and
Class B common stock, no par value, outstanding immediately prior to the time the Amended and Restated Certificate of Incorporation becomes effective under the General Corporation Law of the State of Delaware (the "Outstanding Common Stock") shall be reclassified and exchanged as follows:

                          a.      Each share of Outstanding Common Stock held
by a stockholder other than the Lamar Family Limited Partnership (the "Partnership"), who voted its shares to approve the Amended Restated Certificate of Incorporation, shall automatically become 778.877 fully paid and nonassessable shares of Class A Common Stock, $0.001 par value per share, without the surrender of stock certificates or any other action by the holder of such shares or any other person;

                          b.      Each other share of Outstanding Common Stock,
including the shares held by the Partnership, shall automatically become
778.877 fully paid and nonassessable shares of Class B Common Stock, $0.001 par value par share, without the surrender of stock certificates or any other action by the holder of such shares or any other person; and

                          c.      Notwithstanding the foregoing, no fractional
shares shall be issued but rather the shares issuable to any holder shall be rounded to the nearest full number of shares.

                 2. The capital of the Corporation on account of the Class A Common Stock and Class B Common Stock issued pursuant to the foregoing paragraph 1 shall equal the par value of the shares so issued and the balance, if any, of the capital of the Corporation on account of the Outstanding Common Stock shall be transferred to surplus.

                 3. All of the outstanding certificates which represented shares of Outstanding Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Class A Common Stock and Class B Common Stock issuable pursuant to paragraph 1, as applicable. Such outstanding certificates shall be exchanged for new certificates as soon as practicable.

         E. This Certificate and the foregoing Amended and Restated Certificate of Incorporation has been approved by the Board of Directors of the Corporation.

         F. This Certificate and the foregoing Amended and Restated Certificate of Incorporation was adopted by (i) the holders of a majority of the shares of Outstanding Common Stock and (ii) the holders of a majority of the outstanding shares of Class A Preferred Stock, in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.





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         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Kevin P. Reilly, Jr., its President, and attested by Charles W. Lamar, III, its Secretary, on July 30, 1996.



                                        /s/ KEVIN P. REILLY, JR.
                                        --------------------------------------
                                        Kevin P. Reilly, Jr., President


Attest:


/s/ CHARLES W. LAMAR, III
- -------------------------------------
Charles W. Lamar, III, Secretary






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